Exhibit 99.2

PROXY — GENERAL BINDING CORPORATION

ONE GBC PLAZA, NORTHBROOK, ILLINOIS 60062
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Dennis J. Martin and Don Civgin, or any of them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of General Binding Corporation held of record by the undersigned on [                    ], 2005 at the special meeting of stockholders to be held on [                    ], 2005, or at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting of stockholders or any adjournment or postponement of it.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

General Binding Corporation

SPECIAL MEETING PROXY CARD

The Board of Directors recommends a vote FOR the following proposal:		For	Withhold	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation, and approve the merger provided for by the merger agreement, pursuant to which Gemini Acquisition Sub, Inc., a wholly-owned subsidiary of ACCO World Corporation, will merge with and into General Binding Corporation, after which General Binding Corporation will become a wholly-owned subsidiary of ACCO World Corporation (which will previously have been renamed ACCO Brands Corporation), as described in the accompanying proxy statement/prospectus The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting or any adjournment or postponement of it.	☐	☐	☐

Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgment of receipt of the accompanying Notice and Proxy Statement.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Signature	Date	Signature (Joint Owners)	Date